UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

RUTH'S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51485 (Commission File Number)	72-1060618 (IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789 (Address of Principal executive offices, including Zip Code)

(407) 333-7440 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Ruth’s Hospitality Group, Inc. (the “Company”) held on May 29, 2014, the stockholders of the Company (i) elected each of the Company’s six nominees to serve on the Company’s board of directors until the next annual meeting, (ii) approved the compensation of the Company’s named executive officers on an advisory basis and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Michael P. O’Donnell	27,561,770	253,761	5,683,886
Robin P. Selati	27,559,737	255,794	5,683,886
Carla R. Cooper	27,721,578	93,953	5,683,886
Bannus B. Hudson	27,633,395	182,136	5,683,886
Robert S. Merritt	27,639,995	175,536	5,683,886
Alan Vituli	27,631,702	183,829	5,683,886

Accordingly, each of the six nominees received the highest number of votes cast and therefore was elected to serve as a director.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	26,821,808	619,845	373,878	5,683,886

Accordingly, a majority of votes were cast in favor of the proposal and the compensation of the Company’s named executive officers as described in the Company’s proxy statement under “Compensation Discussion and Analysis,” the executive compensation tables and the accompanying narrative disclosure was approved on an advisory basis.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	32,883,236	285,609	330,572

Accordingly, a majority of votes were cast in favor of the proposal and the appointment of KPMG LLP as the Company’s independent registered public accounting firm was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH'S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III

Date: June 2, 2014	Name:	John F. McDonald, III
	Title:	Vice President - General Counsel Chief Compliance Officer